EXHIBIT 99.2

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For Immediate Release                                  JJSC Contact:
                                                       Timothy McKenna
                                                       314/746-1254

                                                       STO Contact:
                                                       Bruce Byots
                                                       312/580-4663

   JEFFERSON SMURFIT CORPORATION AND STONE CONTAINER CORPORATION CLOSE MERGER
                  TO FORM SMURFIT-STONE CONTAINER CORPORATION

         CHICAGO, November 18, 1998 -- Jefferson Smurfit Corporation (Nasdaq:
JJSC) and Stone Container Corporation (NYSE: STO) announced today the consummation of the merger between a wholly owned subsidiary of Jefferson Smurfit and Stone Container. The transaction was approved yesterday at the special meetings of the Jefferson Smurfit stockholders and the Stone Container stockholders. The combined company will be called Smurfit-Stone Container Corporation and will be listed on Nasdaq beginning November 19 under the symbol SSCC.

         A notice of the merger, as well as letter of transmittal to be used by the holders of Stone Container common stock in exchanging their shares of Stone Container common stock for the shares of Jefferson Smurfit, will be mailed promptly by ChaseMellon Shareholder Services, L.L.C., the exchange agent for the merger.

         "This merger will create the industry's premier paper-based packaging company with high-quality products and an enhanced competitive position," said Roger Stone, president and chief executive officer of Smurfit-Stone. "Our transaction will serve as a catalyst to further focus the product strategy of the merged entity. This tighter focus will increase Smurfit-Stone's competitive edge in paper-based packaging."

         Stone Container also announced today that, as a result of the merger, Stone Container has requested the New York Stock Exchange, Inc. to delist Stone Container's common stock from the New York Stock Exchange and is de-registering its common stock under the federal securities laws.

         In connection with the merger closing, a subsidiary of Jefferson Smurfit Group plc of Dublin, Jefferson Smurfit Corporation's largest shareholder, purchased 20 million shares of JJSC's stock from The Morgan Stanley Leveraged Equity Fund II, L.P. (MSLEF) and certain other investors. Jefferson Smurfit Group now owns approximately 33 percent of the primary shares of Smurfit-Stone. MSLEF and certain other investors now own approximately nine percent and the remaining approximately 58 percent will be publicly traded. Smurfit-Stone will be a Nasdaq 100 company.

         Also, as previously announced, Smurfit-Stone in a separate transaction purchased a linerboard machine located at its Fernandina Beach, Florida, containerboard mill. Jefferson Smurfit Corporation previously managed and operated the machine on behalf of Jefferson Smurfit Group.

         Smurfit-Stone Container Corporation is the industry's leading integrated manufacturer of paperboard and paper-based packaging. Headquartered in Chicago, the company manufactures containerboard, corrugated containers, folding cartons, multiwall and retail bags and kraft paper, and is the largest collector and recycler of recovered fiber. The company operates more than 350 facilities in 18 countries, and employs more than 35,000 people.

                                      # # #

         This document contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, about Jefferson Smurfit Corporation, Stone Container Corporation and the combined company. Although the companies believe that, in making any such statements, their expectations are based on reasonable assumptions, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. When used in this document, the words "anticipates," "believes," "expects," "intends," and similar expressions as they relate to Jefferson Smurfit Corporation, Stone Container Corporation or the combined company or their respective managements are intended to identify such forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties. Important factors that could cause actual results to differ materially from those in forward-looking statements, certain of which are beyond the control of Jefferson Smurfit Corporation, Stone Container Corporation or the combined company include: the impact of general economic conditions in the U.S. and Canada and in other countries in which the companies and their subsidiaries currently do business (including Asia, Europe and Latin and South America); industry conditions, including competition and product and raw material prices; fluctuations in exchange rates and currency values; capital expenditure requirements; legislative or regulatory requirements, particularly concerning environmental matters; interest rates; access to capital markets; the timing of and value received in connection with asset divestitures and other corporate transactions; and obtaining required approvals, if any, of debt holders. The actual results, performance or achievement by Jefferson Smurfit Corporation, Stone Container Corporation or the combined company could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations and financial condition of Jefferson Smurfit Corporation, Stone Container Corporation or the combined company.